EXHIBIT 24.2
AMENDED POWER OF ATTORNEY
          KNOW ALL MEN BY THESE PRESENTS that the undersigned, a director of Health Care REIT, Inc. (the “Company”), a Delaware corporation that filed a Registration Statement on Form S-4 (“Form S-4”) with the Securities and Exchange Commission under the provisions of the Securities Act of 1933, as amended, for the purpose of registering under such Act shares of common stock, $1.00 par value per share, and shares of preferred stock, $1.00 par value per share, all to be issued in connection with the merger of (1) Windrose Medical Properties Trust (“Windrose”) with and into Heat Merger Sub, LLC, a wholly-owned subsidiary of the Company, and (2) Heat OP Merger Sub, L.P., a wholly-owned, indirect subsidiary of the Company, with and into Windrose Medical Properties, L.P., the operating limited partnership of Windrose, pursuant to the Agreement and Plan of Merger, dated as of September 12, 2006, by and among the Company, Heat Merger Sub, LLC, Heat OP Merger Sub, L.P., Windrose and Windrose Medical Properties, L.P., hereby ratifies all actions taken by GEORGE L. CHAPMAN, with respect to the Form S-4, including signing and filing such Form S-4, and reaffirms his appointment of GEORGE L. CHAPMAN to act as his true and lawful attorney-in-fact and agent, for him and in his name, place and stead, in the capacity of director, to sign any and all amendments and supplements to the Form S-4, including post-effective amendments thereto, to file any amendment and supplement, including post-effective amendments, and all exhibits thereto, and any and all other documents in connection therewith, with the Securities and Exchange Commission, to sign and file any and all applications or other documents in connection with the listing of the foregoing securities on the New York Stock Exchange and any and all documents required to be filed with any state securities regulatory board or commission pertaining to the Form S-4, and hereby grants unto said attorney-in-fact and agent, full power and authority to do and perform any and all acts and things requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might do in person, hereby ratifying and affirming all that said attorney-in-fact and agent has lawfully done or may do or cause to be done by virtue hereof.
          IN WITNESS WHEREOF, the undersigned hereunto sets his hand this 17th day of October, 2006.

/s/ Pier C. Borra
Pier C. Borra
Director